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                                                                  EXHIBIT 10.5


                              FRONTIER CORPORATION

                      SUPPLEMENTAL RETIREMENT SAVINGS PLAN

                                 Amendment No. 2


         Pursuant to Article Eight, the Plan is amended, effective as soon as administratively practicable following the closing date of the acquisition of

Frontier Corporation by Global Crossing Ltd., by deleting the first sentence of the second paragraph of Section 5.1 and substituting the following in its place:

                  All participating Company contributions and the earnings on them that would have been invested in Global Crossing Ltd. Common stock under ERSP shall be invested in Global Crossing Common stock until the fifth anniversary of the date of investment (the "Restricted Stock").

         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this amendment on its behalf this 21st day of September, 1999.



                                           FRONTIER CORPORATION

                                           By:  /s/ Barbara J. LaVerdi
                                           Title:  Assistant Secretary